UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 16, 2008
Date of report (Date of earliest event reported)
XATA Corporation
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-27166	41-1641815

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

965 Prairie Center Drive
Eden Prairie, MN	55435

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 707-5600

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     XATA Corporation (the “Company”) has entered into a Separation Agreement (the “Agreement”) with Thomas L. Schlick, the Company’s Executive Vice President of Services, effective January 16, 2008. Pursuant to the Agreement, Mr. Schlick’s employment with the Company will end on January 31, 2008, and thereafter he will receive (i) severance payments equal to regular payments of his base salary for one year, (ii) continuation of his health benefits as if he were still an employee of the Company until January 31, 2009 (or such earlier date as he is eligible for coverage through another employer), and (iii) up to $10,000 worth of outplacement services paid by the Company. Pursuant to the Agreement, Mr. Schlick will release any claims he may have against the Company, subject to a limited right of rescission.
     The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Separation Agreement, dated January 16, 2008, between XATA Corporation and Thomas L. Schlick.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2008	XATA CORPORATION

	By	/s/ Mark E. Ties Mark E. Ties Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing

10.1	Separation Agreement, dated January 16, 2008, between XATA Corporation and Thomas L. Schlick.	Electronic Transmission